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                                     EXHIBIT 23.2

                  CONSENT OF STONEFIELD JOSEPHSON, INC. RELATING TO
                ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE
                                  RETAINER AGREEMENT
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                                      CONSENT OF
                              STONEFIELD JOSEPHSON, INC.

     We hereby consent to the incorporation by reference in this Prospectus constituting part of the Registration Statement of Form S-8 of our reports for MIRAGE HOLDINGS, INC., a Nevada corporation, Form 10-KSB filed for the year ended June 30, 1998; and the Quarterly Report on Forms 10-QSB for the quarter ended September 30, 1998.


Dated: January 14, 1999                  /s/ Stonefield Josephson, Inc.
                                        -------------------------------
                                        STONEFIELD JOSEPHSON, INC.